MONTEVIDEO, Uruguay; August 5, 2026 -- MercadoLibre, Inc. (Nasdaq: MELI) (http://www.mercadolibre.com), Latin America’s leading e-commerce and fintech company, today reported financial results for the second quarter ended June 30, 2026. Net revenues & financial income of $10,169 million, up 50% YoY and 43% FX-neutral Income from operations of $683 million, with a 6.7% margin Net income of $466 million, with a 4.6% margin Total Payment Volume of $101 billion, up 56% YoY and 56% FX-neutral Gross Merchandise Volume of $21.9 billion, up 44% YoY and 36% FX-neutral To our Shareholders Mercado Libre delivered another quarter of exceptional growth in Q2'26, sustaining the strong momentum we saw at the start of the year. Net revenue and financial income grew 50% YoY – the fastest pace in four years – to $10.2bn, with Brazil continuing to show the strongest trends. Income from operations of $683mn declined 17% YoY, with a margin of 6.7%, broadly stable QoQ, as we continue to set the dial in a way that prioritizes long-term value creation over short-term profitability – a trade-off we make carefully, and only where we see clear evidence of the economics that will follow. In our last shareholder letter, we described the size of the opportunity ahead of us in Latin America's digital economy, and why we believe investing boldly today is the right response to seize it. This quarter, we want to focus on a different part of that same story: why the structure of our business – a single ecosystem spanning Commerce and Fintech – creates a flywheel in which each makes the other stronger, and why deepening engagement is what accelerates that flywheel into a durable competitive advantage. This, we believe, is what will ultimately support long-term profitability and cash flow. Engagement, the Ecosystem and MELI+ Growth metrics remained outstanding in Q2'26. On an FX-neutral basis, GMV grew 36% YoY to $22bn and TPV rose 56% YoY to $101bn. We are pleased with this growth, which is expanding the scale of our ecosystem, but what we care about most lies beneath these numbers: engagement. This is the best leading indicator of the durability of our investments, and of whether we are truly succeeding in our long-term ambition to transform commerce and financial services in Latin America. More importantly, it provides the clearest signal that we are changing behavior. Engagement strengthened across the business in Q2'26. In Commerce, users are transacting more frequently, with items per buyer rising 14% YoY – this was led by Brazil, where growth was 19% YoY, highlighting the success of our investments and the resilience of our value proposition. Users are becoming stickier as the ratio of daily active users to monthly active users reached its highest level ever. And their relationship with our marketplace is broadening, as the share of users purchasing three or more categories rose almost 6ppts YoY to an all-time high. In Fintech Services, engagement metrics are also hitting record levels. AUM per user reached $264, growing 29% YoY, as users entrust more of their money to Mercado Pago; and credit exposure per user in our consumer and credit card portfolios reached $231 and $446, growing 34% and 20% YoY, respectively, as users deepen their financial relationship with us. Users are becoming stickier here too, with the ratio of daily to monthly active users rising YoY in each of our four largest markets. This is not a series of isolated data points, but the latest evidence of a trend that has been building for some time, and particularly since we lowered the free shipping threshold in Brazil, accelerated credit card issuance in Brazil and Mexico and began issuing cards in Argentina. These gains are even more notable given the continued influx of new users, who tend to dilute these averages. Our users are not just transacting with us – they are building habits around us. MercadoLibre, Inc. Letter to Shareholders MercadoLibre Letter to Shareholders 1 Q2’26 Results

Q2'26 Results

AUM per MAU (USD)


$300
$250
$200
$150
$100
$50
$0
$82
$94
$100
$102
$114
$128
$143
$173
$175
$204
$209
$241
$240
$264
Q1'23
Q2'23
Q3'23
Q4'23
Q1'24
Q2'24
Q3'24
Q4'24
Q1'25
Q2'25
Q3'25
Q4'25
Q1'26
Q2'26

Source: Internal Data

Sold Items per Unique Buyer


10
9
8
7
6
5
6.7
6.8
7.1
7.6
7.2
7.4
7.5
7.8
7.4
7.8
8.3
9.0
8.6
8.9
Q1'23
Q2'23
Q3'23
Q4'23
Q1'24
Q2'24
Q3'24
Q4'24
Q1'25
Q2'25
Q3'25
Q4'25
Q1'26
Q2'26

Source: Internal Data

This deepening engagement is being matched by growth in the number of users choosing our platform. Unique buyers in Commerce grew 26% YoY in Q2'26 and Fintech MAUs grew 30% YoY. But the strongest growth has come from users engaged with both sides of our platform. Ecosystemic users – those engaging with both our marketplace and Mercado Pago, rather than just one or the other – grew 37% YoY in Q2'26 and have been our fastest-growing segment since Q4'23, with their share of our total user base expanding by 8ppts over that period. This is not a coincidence: users who hold the Mercado Pago credit card are 2-3x more likely to remain ecosystemic than those who don't. This helps explain why the shift to ecosystemic usage, once underway, has proven to be durable rather than transient.

Commerce and Fintech are complementary businesses designed to make each other more valuable. The data bears this out: when a user becomes ecosystemic, engagement strengthens significantly. Compared with marketplace-only users, ecosystemic users generated 70% more GMV and 55% more items sold per user in Q2'26. The share of ecosystemic users purchasing three or more categories was more than 15ppts higher, and the share who were active daily in our marketplace app was meaningfully higher too. In Fintech, we see a similar dynamic: TPV per user was almost 90% higher among ecosystemic users than fintech-only users, while AUM per user was more than twice as high, and insurtech policies per user were almost 4x higher. Most importantly, this deeper engagement results in improved profitability – contribution profit per ecosystemic user is multiples of the sum of the profit of a marketplace-only user and a fintech-only user. Profitability doesn't simply add when a user becomes ecosystemic – it multiplies. This is why we believe engagement – more than growth alone – is the true engine of higher profitability over time.

Very few companies anywhere in the world operate at the intersection of commerce and fintech at the scale we do in Latin America. This is a structural advantage that is difficult to replicate, and it is the foundation on which we built MELI+ – a loyalty program designed to deepen engagement even further, layered on top of an ecosystem that is already structurally more engaging than a single-vertical platform. We are seeing great traction, with subscriber growth accelerating since late last year and up 72% YoY in Q2'26. Across a range of metrics, engagement among MELI+ users meaningfully outpaces that of ecosystemic users. MELI+, in short, is a tool that takes engagement to a new level, as well as being a catalyst for users to become ecosystemic.

MELI+ is not, however, a standalone lever. Everything we have described in this letter so far – the strength of our engagement metrics, the compounding effect of the ecosystem, the added lift from MELI+ – is the outcome we are solving for, and our investments are the pieces designed to get us there. Step back, and a broader pattern emerges: the lower free shipping threshold, our pricing and supply investments, 1P, CBT, the credit card, our yielding account, and MELI+ are interlocking pieces of the same system – each reinforcing the others, each deepening engagement, all pointed at the same outcome: an ecosystem that becomes more valuable the more of it a user experiences. Engagement is the thread that ties them together, and the clearest signal that, collectively, they are working.

Commerce

One year on from lowering the free shipping threshold in Brazil, the impact is clear. It was a bold decision, but we had seen this pattern before when we first introduced free shipping in 2016. That experience gave us the conviction to make the same call again. Growth accelerated, and this continued into Q2'26, with FX-neutral GMV growing 39% YoY and sold items growing 56% YoY. But it is the engagement metrics and evolution of our unit economics that give us the most conviction that the decision was the right one.

MercadoLibre | Letter to Shareholders 2

Before the threshold change, conversion gains were incremental. Lowering it delivered a step-change – and twelve months on, that gain has proven sustainable, with conversion in Q2'26 up 1.1ppts YoY, even as we lapped the June 2025 threshold reduction. The ratio of daily (DAU) to monthly active users (MAU) has inflected, with the former growing faster than the latter every single quarter since. The share of users buying three or more categories per month has risen 10ppts over the same period. And new buyer cohorts after the change are purchasing more items across more categories, with higher retention, than the cohorts that preceded them. This is visible too in the growth of our most engaged users: ecosystemic user growth in Brazil accelerated from 35% YoY in the quarter before the threshold change to almost 50% YoY in Q2'26. Together, these shifts point to something more durable than a one-time promotional effect: our platform has become genuinely more attractive to buyers, and that increased attractiveness is what is driving lasting change in how they shop with us. The unit economics of this decision are also evolving as we expected. Free and slow shipments are now variable contribution- positive across half of the ASP ranges between R$19 and R$79, as technology, scale, and the use of previously unused capacity continue to bring costs down. Building on this momentum, in April we introduced PIX discounts for buyers and discounts on take rates for sellers in certain categories and ASP ranges, conditional on listings having competitive pricing. The result was a meaningful improvement in our price competitiveness index, and a sharp acceleration in active sellers, which grew 29% YoY in Q2'26. A larger, more competitive seller base strengthens supply, and stronger supply is one of the clearest ways to support demand. This is a powerful flywheel that should continue to support growth and engagement in Brazil – where we continue to grow ahead of the market – and beyond. In Mexico, GMV grew 26% YoY on an FX-neutral basis and sold items grew 34% YoY – a robust performance, achieved despite the continued headwind from the tax reform we flagged in last quarter's shareholder letter. We are focused on several levers to support demand, one of which is expanding supply into new categories. One example of this is pharmacy, which is gaining traction in Mexico after building the foundational capabilities, particularly safety and regulatory compliance, to operate the category over several years. In Argentina, growth decelerated to 38% YoY in FX-neutral GMV and 22% YoY in sold items, against a challenging consumption environment. Even so, we continue to gain share from physical retail, underscoring the resilience of our value proposition. Cross-border trade continued to contribute materially to our growth in Q2'26, with FX-neutral GMV growing 60% YoY. Mexico, still by far our largest CBT market, continues to perform well, with FX-neutral GMV growing well above the country's overall average. Growth was even faster in Argentina, Brazil and Others – all three grew at a triple-digit pace, and CBT now represents almost twice the share of GMV in smaller countries as it did a year ago. This reflects the improvements we made to our value proposition last year, and growing momentum in our China fulfillment center, where thousands of sellers now operate and volume grew 170% QoQ, further improving service levels through faster deliveries and fewer cancellations. CBT is another lever for expanding supply – in this case by giving buyers access to a far broader range of products and price points than domestic sellers alone could offer. Advertising had a landmark quarter: we surpassed 10% share of the digital advertising market in Latin America for the first time, with net revenue growing 62% YoY on an FX-neutral basis in Q2'26. Growth broadened beyond Self-Service as momentum in our CBT and Top Brands channels strengthened. We also saw strong performance around seasonal shopping events – like Hot Sale and Cyber Day – which are a meaningful source of demand for advertising, one of our highest-margin revenue lines. We are seeing a similar dynamic in low ASPs as the increase in lower-priced, more accessible, everyday items is increasing demand for our ads products. We continue to invest in our technology to make advertising more effective for sellers of every size. Mercado Ads’ AI Advisor reaches sellers on WhatsApp, analyzes campaigns in real time and delivers fully automated budget and ROAS recommendations with zero human intervention. It has scaled from small pilots to tens of thousands of sellers per month, and one in three sellers who engage with it go on to make a change to a campaign directly within the conversation. The number of sellers adopting our AI- powered budget orchestrator, which helps sellers manage spend across multiple campaigns, grew 63% QoQ in Q2'26. These initiatives lower barriers to entry, and enable sellers to invest more in advertising. We also improved how we rank ads on product pages, and our new AI-powered search architecture helps us to surface more relevant ads and increase click-through-rates. We materially expanded our video advertising inventory too by integrating HBO Max, which increases our addressable video audience by around 50%. MercadoLibre Letter to Shareholders 3 Q2’26 Results

Q2'26 Results

Fintech Services

Fintech Services continued to scale in Q2'26, reaching 88mn MAUs. Brazil and Mexico were the standout performers, growing 38% and 45% YoY, respectively, both accelerating versus the 2025 rate of growth. AUM reached $23bn, up 68% YoY. These figures reinforce the scale of the deepening engagement that we described on a per user basis earlier. Our credit portfolio is showing a similar dynamic as it surpassed $16bn in Q2'26, growing 75% YoY.

Consolidated NIMAL improved by 3ppts sequentially, driven by a recovery in our Brazil consumer portfolio spread, as provisioning normalized following the increase we flagged last quarter. Compared to Q2'25, NIMAL compressed 2ppts to 20.7%, driven primarily by a shift in mix toward the lower-spread credit card, which rose from 43% to 47% of the total. Our other loans – mostly consumer and merchant – continue to show strong profitability, even with the move upmarket to serve lower risk users. Credit card NIMAL compressed from breakeven in Q2'25 to -2.5% in Q2'26. This is not because of a deterioration in asset quality; it simply reflects the significant step-up in issuance – 2.6mn new cards in Q2'26 versus 1.6mn in Q2'25 – as new cohorts are naturally dilutive. As these cohorts mature, in line with the pattern we have consistently seen, we expect the credit card NIMAL to strengthen. We continue to invest in growing the book at this pace not only because we have the technology in place to manage risk — our underwriting models continue to improve — but also because the card is one of our most powerful levers for engagement and principality; as we noted earlier in this letter, cardholders are 2-3x more likely to remain ecosystemic than users that don't have the card. The growth of our credit card portfolio is managed within strict risk parameters, as demonstrated by the 15-90 NPL of 4.6% in Q2'26, which is close to all-time lows.


NIMAL by portfolio: Q2'25 vs Q2'26
23.0%
20.7%
39.9%
40.6%
0.0%
-2.5%
Total Portfolio
Other Loans
Credit Cards
Q2'25
Q2'26

The mix of our loan portfolio has shifted toward lower risk users in recent years. The credit card has grown to almost half of the portfolio, up from just a fifth four years ago, as its improving value proposition attracts more marketplace buyers. At the same time, we have moved upmarket within our consumer and merchant loan portfolios. This shift, combined with continued improvements in our underwriting models, is reflected in the strength of our asset quality: in Q2'26, the 15-90 day NPL was 7.0% for the portfolio as a whole, and 4.6% for the credit card specifically – both near their historic lows.

MercadoLibre | Letter to Shareholders 4

Acquiring We continue to gain share across all of our markets as Acquiring TPV growth remained steady at 42% YoY in Q2'26 on an FX- neutral basis. In Brazil, growth accelerated to 32% YoY, driven by a handful of large merchants in Online Payments, which reflects our continued move upmarket. These merchants typically attract lower take rates, but their absolute TPV makes them incremental to net revenue and profit dollars. Instore growth in Brazil remained stable and well above the market, a reflection of the strength of our product and the continued success of our cross-sell efforts, principally credit and banking services. We continue to see significant growth potential in the Instore channel, and are investing accordingly given strong unit economics (CAC/LTV). Acquiring TPV in Mexico grew 47% YoY, with our Instore channel growing almost 70% as we continue to pursue the large, structural opportunity to drive a shift from cash to digital payments. We see high engagement from merchants, which has enabled us to reach 1.4mn active devices in Mexico, equal to all of the incumbent banks combined. This pace of expansion is creating some near-term margin pressure, driven by higher upfront investment in acquiring new users, where we continue to see healthy payback periods, and by higher device costs, reflecting the increase in memory chip prices. The former reflects a deliberate choice to invest in future growth, while the latter is largely industry-wide and beyond our control. This also impacted Argentina, albeit to a lesser extent. Acquiring TPV growth in Argentina slowed marginally to 52%, driven by deceleration of momentum in the Instore channel, where soft consumption dynamics negatively impacted growth. We also launched Instore in Uruguay this quarter, extending our acquiring footprint to a new market. Artificial Intelligence (AI) AI is transforming how we build and operate, particularly in our technology organization. A year ago, AI was a tool our engineers used to help them write code. Today, human-written code has become the exception, and productivity has soared as a result. In Q2'26, code submissions were up 110% YoY, merged code was up more than 100%, and deployments were up nearly 75%, all while rollbacks fell YoY. Agents are doing genuinely autonomous work, having independently reviewed more than half a million code submissions and migrated roughly 9,000 services to newer platforms over the past year. This is a structural gain in productivity that is accelerating our product roadmap. In Q2'26, we completed the rollout of our AI-powered marketplace search architecture across our five largest sites. We deployed this architecture with different models in certain countries and they are achieving comparable results – uplifts in conversion and click-through-rates – at a lower cost. In all cases – even where we use more expensive models – the uplifts in conversion and ads click-through-rate more than offset the cost of using third-party LLMs. Engagement with our Seller Assistant continues to rise, with sellers representing almost half of our GMV using it, interactions per seller rising, and DAU growing 21% MoM in June. As engagement rises, our assistant is resolving a growing share of interactions: in Q2'26, more than half of the requests on our Help Portal were solved by the assistant without any human intervention. These gains are also showing up in our cost structure. We have built technology that analyzes usage patterns across teams, helping us improve our mix of models, reduce inefficiencies in how they're used, and refine the tools built on top of them – all aimed at maximizing results at a lower cost. This, combined with better commercial terms negotiated with AI suppliers, has resulted in a reduction of cost per token QoQ and YoY. AI investment grew roughly $80mn YoY in Q2'26, split between cost of goods sold and Product Development. Despite this, Product Development expenses fell from 8.4% of net revenue in Q2'25 to 7.2% in Q2'26, as the productivity gains described above allow us to grow without adding engineers at the pace we once would have. Consolidated Financial Results Net revenue and financial income of $10.2bn grew 50% YoY. Currency movements acted as a tailwind to YoY growth of 59% in Brazil and 55% in Mexico, and acted as a headwind to Argentina’s 20% YoY growth. FX-neutral growth accelerated to 42% in Brazil, remained broadly stable in Mexico at 38% and slowed to 48% in Argentina. Commerce revenue growth was stable at 40% on an FX- neutral basis (50% in USD), while Fintech decelerated to 47% (49% in USD). MercadoLibre Letter to Shareholders 5 Q2’26 Results

Income from operations of $683mn declined 17% YoY, with margin compressing 550bps to 6.7%. Much of this reflects the ramp-up of the investments we have described over the past year in our shareholder letters – as a result, we see the sequential comparison as more informative for this particular quarter. Margin was broadly stable versus 6.9% in Q1'26, although its make up was different, with operating expenses as a percentage of net revenue 2.6ppts lower QoQ broadly offset by 2.8ppts of compression in our gross margin. This reflects deliberate decisions to reinvest operating leverage in our value proposition. The QoQ gross margin compression was driven primarily by: 1) initiatives launched on our marketplace in Brazil to improve price competitiveness and supply in certain categories and ASPs, as discussed earlier, which take the form of discounts for buyers who pay with PIX and take rate discounts for sellers, both of which reduce revenue; 2) higher shipping costs that were not fully offset by higher revenue; and 3) investment in user acquisition and higher POS device costs in Acquiring, particularly in Mexico. While the discounts in Brazil negatively impact our profitability in the short term, we have seen this pattern before – when we lowered seller shipping charges in 2024 and 2025 – and it consistently strengthens engagement with our platform. That deeper engagement is what we believe will ultimately support long- term profitability, cash flow and shareholder value. Our credit portfolio remains highly profitable, and continues to be a meaningful contributor to our overall margins. Provisions for doubtful accounts were the main driver of the sequential improvement in opex as a percentage of net revenue, as noted above. Provisions are a necessary part of a growing credit business, and they naturally scale with the size of the portfolio. On a YoY basis, provisions rose approximately 2ppts as a percentage of net revenue, reflecting the fact that our credit portfolio is growing significantly faster (75% YoY) than our consolidated net revenue (50% YoY). This is not a sign of weaker economics: if you net credit revenue against provisions, as a share of consolidated revenue, the result was slightly higher in Q2'26 than in Q2’25 – meaning the incremental revenue this business generates continues to more than keep pace with the incremental provisions required to support it. Put simply, our credit portfolio is scaling profitably. Direct contribution margin trends varied by country in Q2'26. In Brazil, margin improved QoQ, as the recovery in profitability of our credit portfolio – particularly consumer credit, as provisions normalized following the increase we flagged last quarter – and operating leverage offset the impact of the pricing and supply initiatives discussed earlier in this letter. In Mexico, margin compressed by roughly 4ppts QoQ, with just under half of this due to lower profitability in our Acquiring business. This reflects a faster pace of upfront investment in acquiring new users, and also an industry-wide increase in device costs. The remainder of Mexico's margin compression was due to commercial initiatives designed to offset weaker demand, which itself led to lower dilution of fixed costs. In Argentina, margin compressed by almost 2ppts QoQ, driven by a similar (in nature) but smaller (in size) increase in POS device costs, and by slower growth in Acquiring amid a soft consumption backdrop, which also reduced fixed cost dilution. Net income of $466mn declined 11% YoY in Q2'26, driven by lower income from operations and partially offset by lower FX losses of $45mn (versus $117mn in Q2'25). Adjusted free cash flow was $214mn, even after $441mn of capex and $2.1bn of investment in the expansion of our credit portfolio (partially offset by $560mn of fintech funding). Looking ahead The opportunity ahead of us is enormous, as Latin America's digital economy is still in the early stages of a transformation we expect to play out over decades, not years. We intend to continue to lead that transformation, and we believe we are uniquely placed to do so. This is not only because of the strength of the value propositions we have built in Commerce and Fintech, but because of the ecosystem that connects them. We believe this is very hard to replicate. That ecosystem is a structural advantage that shapes users’ engagement, and in turn our economics, in ways a single-vertical competitor cannot easily match. The results we are seeing this quarter reinforce our confidence that we are deploying capital in the right places: engagement continues to strengthen, growth remains strong across our markets, and our ecosystem continues to compound. We are changing users’ behavior, and that is why we will continue to invest at the scale and pace the opportunity demands, with the same discipline that has guided us for almost three decades. For Mercado Libre and Latin America, the best is coming. MercadoLibre Letter to Shareholders 6 Q2’26 Results

Q2'26 Results

The following table summarizes certain key performance metrics for the six and three-month periods ended June 30, 2026 and 2025:

	Six Months Ended June 30,		Three Months Ended June 30,	
(IN MILLIONS, except %) [1]	2026	2025	2026	2025
Fintech monthly active users	88	68	88	68
Unique active buyers	117	90	89	71
Gross merchandise volume	40,877	28,588	21,926	15,258
Number of items sold	1,517	1,042	795	550
Total payment volume	188,138	122,905	100,952	64,602
Acquiring total payment volume	120,072	84,682	64,079	44,365
Total payment transactions	9,821	6,951	5,181	3,607
NIMAL	19.4 %	22.8 %	20.7 %	23.0 %
Capital expenditures	712	543	441	287
Depreciation and amortization	538	371	292	199

(1) Growth calculations based on this table may not total due to rounding.

Year-over-year USD Growth Rates by Quarter

Consolidated net revenues and financial income	Q2'25	Q3'25	Q4'25	Q1'26	Q2'26
Brazil	25 %	38 %	48 %	55 %	59 %
Mexico	25 %	44 %	56 %	62 %	55 %
Argentina	77 %	39 %	23 %	23 %	20 %
Commerce	29 %	33 %	40 %	47 %	50 %
Fintech	40 %	49 %	51 %	51 %	49 %
Total MELI	34 %	39 %	45 %	49 %	50 %

Gross merchandise volume	Q2'25	Q3'25	Q4'25	Q1'26	Q2'26
Brazil	18 %	36 %	46 %	54 %	57 %
Mexico	16 %	36 %	49 %	48 %	42 %
Argentina	35 %	2 %	(1) %	5 %	13 %
Total MELI	21 %	28 %	37 %	42 %	44 %

Total payment volume	Q2'25	Q3'25	Q4'25	Q1'26	Q2'26
TPV Total	39 %	41 %	42 %	50 %	56 %
TPV Acquiring	31 %	32 %	33 %	39 %	44 %

MercadoLibre | Letter to Shareholders 7

Q2'26 Results

Year-over-year FX-neutral Growth Rates by Quarter

Consolidated net revenues and financial income	Q2'25	Q3'25	Q4'25	Q1'26	Q2'26
Brazil	35 %	35 %	37 %	39 %	42 %
Mexico	41 %	42 %	41 %	39 %	38 %
Argentina	130 %	97 %	77 %	65 %	48 %
Commerce	45 %	38 %	37 %	39 %	40 %
Fintech	63 %	65 %	61 %	54 %	47 %
Total MELI	53 %	49 %	47 %	46 %	43 %

Gross merchandise volume	Q2'25	Q3'25	Q4'25	Q1'26	Q2'26
Brazil	29 %	34 %	35 %	38 %	39 %
Mexico	32 %	34 %	35 %	28 %	26 %
Argentina	75 %	44 %	42 %	41 %	38 %
Total MELI	37 %	35 %	37 %	36 %	36 %

Total payment volume	Q2'25	Q3'25	Q4'25	Q1'26	Q2'26
TPV Total	61 %	54 %	53 %	55 %	56 %
TPV Acquiring	53 %	45 %	40 %	41 %	42 %

Conference Call and Webcast

The Company will host an earnings video as well as a conference call and audio webcast for any questions that investors may have on August 5, 2026, at 5:00 p.m. Eastern Time.

In order to access our video webcast and the live audio, investors, analysts and the market in general may access the following link at https://event.choruscall.com/mediaframe/webcast.html?webcastid=xr1sGkCu to attend the live event.

Also, to ask questions on our conference call, investors, analysts and the market in general may access the following link https://hdr.choruscall.com/?$Y2FsbHR5cGU9MiZyPXRydWUmaW5mbz1jb21wYW55LXBob25l or dial in through the following numbers: TOLL FREE 1-833-821-3654 | INTERNATIONAL 1-412-652-1249 and ask to join MercadoLibre's conference call to be able to pose questions.

Access to our video webcast and the live audio will be available in the investor relations section of the Company's website, at http://investor.mercadolibre.com. An archive of the webcast will be available for one week following the conclusion of the conference call.

MercadoLibre | Letter to Shareholders 8

Definition of Selected Metrics ■ Fintech monthly active users (MAU) – Defined as Fintech payers and/or collectors that, during the last month of the reporting period, performed at least one of the following actions during such month: 1) made a debit or credit card payment, 2) made a QR code payment, 3) made an off-platform online payment using our checkout or link of payment solutions while logged in to our Mercado Pago fintech platform, 4) made an investment or employed any of our savings solutions, 5) has an active insurance policy, 6) has an outstanding loan up to date or non performing below 90 days, or 7) received the payment from a sale or transaction either on or off marketplace. ■ Unique active buyers – Defined as users that have performed at least one purchase on the Mercado Libre Marketplace during the reported period. From the second quarter of 2025 onwards, we have included food delivery transactions in the current indicator. ■ Foreign Exchange (“FX”) Neutral – Calculated by using the average monthly exchange rate of each month of 2025 and applying it to the corresponding months in 2026, so as to calculate what the results would have been had exchange rates remained constant. Intercompany allocations are excluded from this calculation. These calculations do not include any other macroeconomic effect such as local currency inflation effects or any price adjustment to compensate local currency inflation or devaluations. ■ Gross merchandise volume (GMV) – Measure of the total U.S. dollar sum of all transactions completed through the Mercado Libre Marketplace, excluding Classifieds transactions. From the second quarter of 2025 onwards, we have included food delivery transactions in the current indicator. ■ Total payment transactions (TPN) – Measure of the number of all transactions paid for using Mercado Pago, excluding peer-to-peer transactions. ■ Total payment volume (TPV) – Measure of total U.S. dollar sum of all transactions paid for using Mercado Pago, including marketplace and non-marketplace transactions, excluding peer-to-peer transactions. ■ Acquiring total payment volume – Measure of the total U.S. dollar sum of all transactions settled using our Mercado Pago and its payment processing and settling services in marketplace and non-marketplace transactions and consist of the following transactions volume: 1) point of sale payment volume, 2) commerce payment volume through our Mercado Libre Marketplace, 3) online payment volume through our checkout or link payment solution for merchants, and 4) QR code payment volume. ■ MPOS – Mobile point-of-sale is a dedicated wireless device that performs the functions of a cash register or electronic point-of-sale terminal wirelessly. ■ Commerce – Revenues from core marketplace fees, shipping fees, first-party sales, ad sales, classified fees, membership subscription fees and other ancillary services. ■ Fintech – Revenues include fees from off-platform transactions, financing fees, interest earned from merchant and consumer credits, interest earned on cash and investments as part of Mercado Pago activities net of interest gains passed through to our Brazilian users in connection with our asset management product, and sale of MPOS. ■ Items sold – Measure of the number of items that were sold/purchased through the Mercado Libre Marketplace, excluding Classifieds items. From the second quarter of 2025 onwards, we have included food delivery transactions in the current indicator. ■ G&A - General and administrative expenses. ■ Local Currency Growth Rates – Refer to FX Neutral definition. ■ Net income margin – Defined as net income as a percentage of net revenues & financial income. ■ Operating margin – Defined as income from operations as a percentage of net revenues & financial income. ■ Net Interest Margins After Losses (NIMAL) – NIMAL is the spread between credit revenues (excluding the results of sale of loans receivables) and the expenses associated with provisions for doubtful accounts (excluding the results of sale of loans receivable) and funding costs, and usually expressed as a percentage of the average portfolio for the period. ■ Non-performing loan (NPL) ratio – Shows the percentage of the loan portfolio that is not being paid on-time. MercadoLibre Letter to Shareholders 9 Q2’26 Results

About Mercado Libre Founded in 1999, MercadoLibre is the largest ecommerce and fintech ecosystem in Latin America. The company's efforts are centered on enabling e-commerce and digital financial services for our users through a complete suite of technology solutions, with a mission of democratizing access to commerce and financial services. The Company is listed on NASDAQ (Nasdaq: MELI) following its initial public offering in 2007. For more information about the Company visit: http://investor.mercadolibre.com. Forward-Looking Statements This press release and the investor conference call contain forward-looking statements, including, but not limited to, statements regarding MercadoLibre, Inc.’s possible or assumed future results of operations; expectations, objectives and progress against strategic priorities; initiatives and strategies related to our products and services, including our ability to successfully deliver new products and services; business and market outlook, opportunities, strategies and trends; financing and investment plans; competitive position; the macroeconomic environment; customer preferences and demand and market expansion; our planned product and services releases and capabilities; industry growth rates; inflation; and internet, ecommerce and credit card penetration in Latin America. Words such as, but not limited to, “believe,” “will,” “so we can,” “when,” “anticipate,” “intend,” “estimate,” “expect,” “project” and similar expressions are used to identify forward-looking statements, although not all forward-looking statements contain these words. Our forward-looking statements, and the risks and uncertainties related to them, convey MercadoLibre, Inc.’s current assumptions, expectations or forecasts of future events. Forward-looking statements regarding MercadoLibre, Inc. involve known and unknown risks, uncertainties and other factors that may cause MercadoLibre, Inc.’s actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward- looking statements. Additional information on the potential risks, uncertainties and factors that could affect MercadoLibre, Inc.’s results is included in filings we make with the Securities and Exchange Commission ("SEC") from time to time, including in the sections entitled “Risk Factors” and “Forward-Looking Statements” of MercadoLibre, Inc.’s annual report on Form 10-K for the year ended December 31, 2025 and in any of MercadoLibre, Inc.’s other applicable filings with the SEC. The financial information contained in this press release should be read in conjunction with the consolidated financial statements and notes thereto included in MercadoLibre, Inc.’s most recent reports on Forms 10-K and 10-Q, each as may be amended from time to time. MercadoLibre, Inc.’s financial results for its second quarter of 2026 are not necessarily indicative of MercadoLibre Inc.’s operating results for any future periods. The information provided herein is as of June 30, 2026. Unless required by law, MercadoLibre, Inc. undertakes no obligation to, and does not intend to, publicly update or revise any forward-looking statements to reflect circumstances or events after the date hereof. MercadoLibre Letter to Shareholders 10 Q2’26 Results

MercadoLibre, Inc. Interim Condensed Consolidated Balance Sheets as of June 30, 2026 and December 31, 2025 (In millions of U.S. dollars, except par value) (Unaudited) June 30, 2026 December 31, 2025 Assets Current assets: Cash and cash equivalents $ 3,649 $ 3,670 Restricted cash and cash equivalents 13,114 9,867 Short-term investments 2,081 2,629 Accounts receivable, net 418 369 Credit card receivables and other means of payments, net 8,349 6,893 Loans receivable, net of allowances of $4,251 and $3,057 11,412 8,855 Inventories 822 570 Other assets 937 720 Total current assets 40,782 33,573 Non-current assets: Long-term investments 1,715 1,764 Credit card receivables and other means of payments, net 170 153 Loans receivable, net of allowances of $128 and $86 584 510 Property and equipment, net 2,725 2,303 Operating lease right-of-use assets 2,560 2,201 Goodwill 168 163 Intangible assets, net 30 33 Deferred tax assets 2,167 1,541 Other assets 455 426 Total non-current assets 10,574 9,094 Total assets $ 51,356 $ 42,667 Liabilities Current liabilities: Accounts payable and accrued expenses $ 5,739 $ 4,502 Funds payable to customers 16,035 13,029 Amounts payable due to credit and debit card transactions 4,996 3,584 Salaries and social security payable 830 916 Taxes payable 1,219 1,140 Loans payable and other financial liabilities 6,482 4,623 Operating lease liabilities 513 430 Other liabilities 558 409 Total current liabilities 36,372 28,633 Non-current liabilities: Amounts payable due to credit and debit card transactions 188 187 Loans payable and other financial liabilities 4,144 4,570 Operating lease liabilities 2,037 1,769 Deferred tax liabilities 312 372 Other liabilities 469 388 Total non-current liabilities 7,150 7,286 Total liabilities $ 43,522 $ 35,919 Commitments and contingencies Equity Common stock, $0.001 par value, 110,000,000 shares authorized, 50,696,802 and 50,697,182 shares issued and outstanding $ — $ — Additional paid-in capital 1,772 1,771 Treasury stock, 226,593 and 225,931 shares (313) (312) Retained earnings 6,692 5,809 Accumulated other comprehensive loss (317) (520) Total equity 7,834 6,748 Total liabilities and equity $ 51,356 $ 42,667 MercadoLibre Letter to Shareholders 11 Q2’26 Results

Q2'26 Results

MercadoLibre, Inc.
Interim Condensed Consolidated Statements of Income
For the six and three-month periods ended June 30, 2026 and 2025
(In millions of U.S. dollars, except for share data) (Unaudited)

	Six Months Ended June 30,		Three Months Ended June 30,	
	2026	2025	2026	2025
Net service revenues and financial income	$ 16,407	$ 11,284	$ 8,692	$ 5,964
Net product revenues	2,607	1,441	1,477	826
Net revenues and financial income	**19,014**	**12,725**	**10,169**	**6,790**
Cost of net revenues and financial expenses	(10,993)	(6,860)	(6,010)	(3,696)
Gross profit	**8,021**	**5,865**	**4,159**	**3,094**
Operating expenses:				
Product and technology development	(1,428)	(1,118)	(729)	(567)
Sales and marketing	(2,113)	(1,350)	(1,131)	(751)
Provision for doubtful accounts	(2,520)	(1,293)	(1,276)	(690)
General and administrative	(666)	(516)	(340)	(261)
Total operating expenses	**(6,727)**	**(4,277)**	**(3,476)**	**(2,269)**
Income from operations	**1,294**	**1,588**	**683**	**825**
Other income (expenses):				
Interest income and other financial gains, net	57	81	30	44
Interest expense and other financial losses	(127)	(75)	(62)	(36)
Foreign currency losses, net	(39)	(172)	(45)	(117)
Net income before income tax expense	**1,185**	**1,422**	**606**	**716**
Income tax expense	(302)	(405)	(140)	(193)
Net income	**$ 883**	**$ 1,017**	**$ 466**	**$ 523**

	Six Months Ended June 30,		Three Months Ended June 30,	
	2026	2025	2026	2025
Basic earnings per share				
Basic net income available to shareholders per common share	$ 17.42	$ 20.06	$ 9.19	$ 10.31
Weighted average of outstanding common shares	50,697,176	50,697,375	50,697,171	50,697,375
Diluted earnings per share				
Diluted net income available to shareholders per common share	$ 17.42	$ 20.06	$ 9.19	$ 10.31
Weighted average of outstanding common shares	50,697,299	50,697,375	50,697,301	50,697,375

MercadoLibre | Letter to Shareholders 12

MercadoLibre, Inc. Interim Condensed Consolidated Statements of Cash Flows For the six-month periods ended June 30, 2026 and 2025 (In millions of U.S. dollars) (Unaudited) Six Months Ended June 30, 2026 2025 Cash flows from operations: Net income $ 883 $ 1,017 Adjustments to reconcile net income to net cash provided by operating activities: Unrealized foreign currency (gains) losses, net (124) 95 Depreciation and amortization 538 371 Accrued interest, financial income and other revenues (681) (325) Non cash interest expense and amortization of debt issuance costs and other charges 205 173 Provision for doubtful accounts 2,520 1,293 Provision for contingencies 88 51 Results on derivative instruments 153 52 Results on digital assets at fair value — (4) Long term retention program (“LTRP”) accrued compensation 165 188 Deferred income taxes (606) (154) Changes in assets and liabilities: Receivables (1,535) (1,057) Inventories (226) (100) Other assets (179) (243) Payables and accrued expenses 1,038 423 Funds payable to customers 2,456 1,636 Amounts payable due to credit and debit card transactions 1,209 415 Other liabilities 6 95 Operating lease liabilities (255) (198) Interest received from investments 82 220 Net cash provided by operating activities 5,737 3,948 Cash flows from investing activities: Purchases of investments (5,436) (6,449) Proceeds from sale and maturity of investments 6,140 6,803 Proceeds from settlements of derivative instruments 23 2 Payments from settlements of derivative instruments (108) (8) Changes in loans receivable, net (4,069) (2,856) Investments in property and equipment, intangible assets and intangible assets at fair value (712) (559) Net cash used in investing activities (4,162) (3,067) Cash flows from financing activities: Proceeds from loans payable and other financial liabilities 42,544 18,725 Payments on loans payable and other financing liabilities (41,408) (17,621) Payments of finance lease liabilities (32) (26) Common Stock repurchased (1) — Net cash provided by financing activities 1,103 1,078 Effect of exchange rate changes on cash, cash equivalents, restricted cash and cash equivalents 548 230 Net increase in cash, cash equivalents, restricted cash and cash equivalents 3,226 2,189 Cash, cash equivalents, restricted cash and cash equivalents, beginning of the period 13,537 4,699 Cash, cash equivalents, restricted cash and cash equivalents, end of the period $ 16,763 $ 6,888 MercadoLibre Letter to Shareholders 13 Q2’26 Results

Q2'26 Results

MercadoLibre, Inc.
Financial results of reporting segments (Unaudited)

	Three Months Ended June 30, 2026				
	Brazil	Mexico	Argentina	Other Countries	Total
			(In millions)		
Net service revenues and financial income	$ 4,592	$ 1,996	$ 1,717	$ 387	$ 8,692
Net product revenues	938	341	122	76	1,477
Net revenues and financial income	**5,530**	**2,337**	**1,839**	**463**	**10,169**
Local operating expenses	(4,845)	(1,936)	(1,187)	(384)	(8,352)
Depreciation and amortization	(135)	(95)	(29)	(14)	(273)
Total segment costs	**(4,980)**	**(2,031)**	**(1,216)**	**(398)**	**(8,625)**
Direct contribution	**550**	**306**	**623**	**65**	**1,544**
Operating expenses and indirect costs of net revenues and financial expenses					(861)
Income from operations					**683**
Other income (expenses):					
Interest income and other financial gains, net					30
Interest expense and other financial losses					(62)
Foreign currency losses, net					(45)
Net income before income tax expense					**$ 606**

	Three Months Ended June 30, 2025				
	Brazil	Mexico	Argentina	Other Countries	Total
			(In millions)		
Net service revenues and financial income	$ 2,959	$ 1,311	$ 1,446	$ 248	$ 5,964
Net product revenues	514	195	81	36	826
Net revenues and financial income	**3,473**	**1,506**	**1,527**	**284**	**6,790**
Local operating expenses	(2,834)	(1,178)	(847)	(245)	(5,104)
Depreciation and amortization	(98)	(60)	(19)	(11)	(188)
Total segment costs	**(2,932)**	**(1,238)**	**(866)**	**(256)**	**(5,292)**
Direct contribution	**541**	**268**	**661**	**28**	**1,498**
Operating expenses and indirect costs of net revenues and financial expenses					(673)
Income from operations					**825**
Other income (expenses):					
Interest income and other financial gains, net					44
Interest expense and other financial losses					(36)
Foreign currency losses, net					(117)
Net income before income tax expense					**$ 716**

MercadoLibre | Letter to Shareholders 14

Non-GAAP Measures of Financial Performance To supplement our unaudited interim condensed consolidated financial statements presented in accordance with U.S. GAAP, we present earnings before interest income and other financial gains, net, interest expense and other financial losses, foreign currency gains (losses), net, income tax expense and depreciation and amortization (“Adjusted EBITDA”), net debt, foreign exchange (“FX”) neutral measures, adjusted free cash flow and net (decrease) increase in available cash, investments and digital assets as non- GAAP measures. Reconciliations of these non-GAAP financial measures to the most comparable U.S. GAAP financial measures can be found in the tables below. These non-GAAP measures should not be considered in isolation or as a substitute for measures of performance prepared in accordance with U.S. GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with U.S. GAAP. These non-GAAP financial measures should only be used to evaluate our results of operations in conjunction with the most comparable U.S. GAAP financial measures. We believe that reconciliation of these non-GAAP measures to the most directly comparable GAAP measure provides investors an overall understanding of our current financial performance and its prospects for the future. Adjusted EBITDA Adjusted EBITDA is a non-GAAP financial measure that represents our net income, adjusted to eliminate the effect of depreciation and amortization charges, interest income and other financial gains, net, interest expense and other financial losses, foreign currency losses, net and income tax expense. We have included this non-GAAP financial measure because it is used by our Management to evaluate our operating performance and trends, make strategic decisions and the calculation of leverage ratios. Accordingly, we believe this measure provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our Management. In addition, it provides a useful measure for period-to-period comparisons of our business, as it removes the effect of certain items. The following table presents a reconciliation of net income to Adjusted EBITDA for the periods indicated: Three Months Ended June 30, 2026 2025 (In millions) Net income $ 466 $ 523 Adjustments: Depreciation and amortization 292 199 Interest income and other financial gains, net (30) (44) Interest expense and other financial losses 62 36 Foreign currency losses, net 45 117 Income tax expense 140 193 Adjusted EBITDA $ 975 $ 1,024 MercadoLibre Letter to Shareholders 15 Q2’26 Results

Q2'26 Results

Net debt

We define net debt as total debt which includes current and non-current loans payable and other financial liabilities and current and non-current operating lease liabilities, less cash and cash equivalents (excluding cash and cash equivalents restricted due to management restriction policies), short-term investments and long-term investments, excluding time deposits, foreign debt securities and foreign government debt securities restricted and held in guarantee, securitization transactions and equity securities held at cost. We have included this non-GAAP financial measure because it is used by our Management to analyze our current leverage ratios and set targets to be met, which will also impact other components of the Company's balance sheet, cash flows and income statement. Accordingly, we believe this measure provides useful information to investors and other market participants in showing the evolution of the Company's indebtedness and its capability of repayment as a means to, alongside other measures, monitor our leverage based on widely-used measures.

The following table presents a reconciliation of net debt for each of the periods indicated:

	June 30, 2026	December 31, 2025
	(In millions)	
Current Loans payable and other financial liabilities	$ 6,482	$ 4,623
Non-current Loans payable and other financial liabilities	4,144	4,570
Current Operating lease liabilities	513	430
Non-current Operating lease liabilities	2,037	1,769
Total debt	**13,176**	**11,392**
Less:		
Cash and cash equivalents (1)	3,494	3,410
Short-term investments (2)	1,622	1,614
Long-term investments (3)	1,635	1,686
Cash and cash equivalents(1), short-term investments(2) and long-term investments(3)	**6,751**	**6,710**
Net debt	**$ 6,425**	**$ 4,682**

(1) Includes cash and cash equivalents (excluding cash and cash equivalents restricted due to management restriction policies).

(2) Excludes time deposits, foreign debt securities and foreign government debt securities restricted and held in guarantee.

(3) Excludes foreign government debt securities restricted and held in guarantee, investments held in VIEs as a consequence of securitization transactions and equity securities held at cost.

MercadoLibre | Letter to Shareholders 16

Q2'26 Results

FX neutral

We believe that FX neutral measures provide useful information to both Management and investors by excluding the foreign currency exchange rate impact that may not be indicative of our core operating results and business outlook.

The FX neutral measures were calculated by using the average monthly exchange rates for each month during 2025 and applying them to the corresponding months in 2026, so as to calculate what our results would have been had exchange rates remained stable from one year to the next. The table below excludes intercompany allocation FX effects. Finally, these measures do not include any other macroeconomic effect such as local currency inflation effects, the impact on impairment calculations or any price adjustment to compensate local currency inflation or devaluations.

The following table sets forth the FX neutral measures related to our reported results of the operations for the three-month period ended June 30, 2026:

	Three Months Ended June 30,					
	As reported		Percentage Change	FX Neutral Measures	As reported	Percentage Change
	2026	2025		2026	2025	
	(In millions, except percentages)			(In millions, except percentages)		
Net revenues and financial income	$ 10,169	$ 6,790	49.8 %	$ 9,701	$ 6,790	42.9 %
Cost of net revenues and financial expenses	(6,010)	(3,696)	62.6 %	(5,684)	(3,696)	53.8 %
Gross profit	**4,159**	**3,094**	**34.4 %**	**4,017**	**3,094**	**29.8 %**
Operating expenses	(3,476)	(2,269)	53.2 %	(3,316)	(2,269)	46.1 %
Income from operations	**$ 683**	**$ 825**	**(17.3)%**	**$ 701**	**$ 825**	**(15.0)%**

MercadoLibre | Letter to Shareholders 17

Adjusted free cash flow and Net (decrease) increase in available cash, investments and digital assets Adjusted free cash flow Adjusted free cash flow represents cash from operating activities less the increase (decrease) in cash and cash equivalents and investments related to customer funds due to regulatory requirements and other restrictions and equity securities held at cost, investments in property and equipment and intangible assets, changes in loans receivable, net and net proceeds from/payments on loans payable and other financial liabilities related to our Fintech solutions, since we consider those liabilities as the working capital of the Fintech activities. From the second quarter of 2025 onwards, we have also included increase (decrease) in cash and cash equivalents and investments restricted due to management restriction policies and digital assets as an adjustment in the calculation of our adjusted free cash flow. We consider adjusted free cash flow to be a measure of liquidity generation that provides useful information to management and investors since it shows how much cash the Company generates with its core activities that can be used for discretionary purposes and to repay its corporate and/or commerce debt. A limitation of the utility of adjusted free cash flow as a measure of liquidity generation is that it is a partial representation of the total increase or decrease in our available cash, investments and digital assets balance for the period. Therefore, we believe it is important to view the adjusted free cash flow measure only as a complement to our entire consolidated statements of cash flows. Net (decrease) increase in available cash, investments and digital assets Net (decrease) increase in available cash, investments and digital assets (from the second quarter of 2025 onwards, our available funds include digital asset holdings) represents adjusted free cash flow less net proceeds from/payments on loans payable and other financial liabilities, related to our Commerce and corporate activities, payments of finance lease obligations, other investing and/or financing activities not considered above and the effect of exchange rates changes on available cash and investments. We consider Net (decrease) increase in available cash, investments and digital assets to be a measure of liquidity availability that provides useful information to management and investors after netting out all other debt and corporate payments and activities from the adjusted free cash flow. MercadoLibre Letter to Shareholders 18 Q2’26 Results

The following table shows a reconciliation of Net cash provided by operating activities to Adjusted free cash flow and Net (decrease) increase in available cash, investments and digital assets: Six Months Ended June 30, 2026 2025 (In millions) Net cash provided by operating activities ("CFO") $ 5,737 $ 3,948 Adjustments to reconcile CFO to Adjusted free cash flow (1) 7 109 Increase in cash and cash equivalents and investments related to customer funds due to regulatory requirements and other restrictions (including management restriction policies) and equity securities held at cost (2,023) (1,416) Investments in property and equipment and intangible assets (712) (543) Changes in loans receivable, net (4,069) (2,856) Proceeds from loans payable and other financial liabilities related to our Fintech solutions, net 1,218 1,270 Adjusted free cash flow 158 512 Payments on loans payable and other financial liabilities, related to our Commerce and Corporate activities, net (199) (192) Other investing and/or financing activities (1) (6) Effect of exchange rate changes on available cash and investments 83 232 Net increase in available cash, investments and digital assets $ 41 $ 546 Available cash, investments and digital assets (2), at the beginning of the period 6,710 4,603 Available cash, investments and digital assets (2), at the end of the period 6,751 5,149 Net cash used in investing activities (4,162) (3,067) Net cash provided by financing activities 1,103 1,078 (1) Includes accrued interest and financial income net of interest received from available and restricted investments, and results on digital assets. (2) Includes cash and cash equivalents (excluding cash and cash equivalents restricted due to management restriction policies), short-term investments (excluding time deposits, foreign debt securities and foreign government debt securities restricted and held in guarantee) and long-term investments (excluding foreign government debt securities restricted and held in guarantee, investments held in VIEs as a consequence of securitization transactions and equity securities held at cost) and digital assets. > CONTACT: MercadoLibre, Inc. Investor Relations investor@mercadolibre.com http://investor.mercadolibre.com MercadoLibre Letter to Shareholders 19 Q2’26 Results